Evoqua Water Technologies Announces Preliminary Fourth Quarter and Full-Year 2018 Results and Announces Two-Segment Organizational Realignment

PITTSBURGH--(BUSINESS WIRE)--Evoqua Water Technologies Corp. (NYSE: AQUA) today announced information regarding the following items: (1) preliminary results for the fourth quarter and the full-year ended September 30, 2018, (2) two-segment restructuring actions effective October 1, 2018, and (3) conference call information for fourth quarter and full-year 2018 results.

Preliminary Results

Preliminary results for the full-year fiscal 2018 are below previous expectations. Evoqua now expects its full-year 2018 revenues to be between $1.33 billion to $1.34 billion, an increase of approximately 7% to 7.4% over 2017 versus a prior expectation range of $1.34 billion to $1.37 billion, which would have represented an increase of 7% to 10% over the previous year. The Company also expects full-year 2018 adjusted earnings before interest, taxes, depreciation and amortization (“ Adjusted EBITDA”) to be in the range of $213 million to $217 million, an increase of 2.6% to 4.5% over the previous year. The prior Adjusted EBITDA expectation range was $235 million to $245 million, which would have represented an increase of 13% to 18% over 2017. The full-year expectation implies fourth quarter revenues to be in the range of $358 million to $368 million and Adjusted EBITDA to be in the range of $58 million to $62 million.

Ron Keating, Evoqua’s Chief Executive Officer, stated, “As we evaluate our preliminary results, we are disappointed with our full-year performance.  Our challenges were primarily concentrated in the Product segment’s aquatics business and the Municipal segment. These combined shortfalls are primarily due to acquisition system integration issues, supply chain disruptions influenced by tariffs and an extended delay on a large aquatics project. The majority of our businesses are performing in-line with expectations.”

Two-Segment Restructuring

Evoqua also announced a transition from a three-segment structure to a two-segment operating model designed to better serve the needs of customers worldwide. This new structure is effective October 1, 2018 and combines the Municipal services business with the existing Industrial segment into a new segment renamed Integrated Solutions and Services, a group entirely focused on engaging directly with end users. The Products segment and Municipal products businesses have been combined into a new segment renamed Applied Product Technologies. This segment is focused on developing product platforms to be sold primarily through third party channels.
Mr. Keating continued, “This two-segment restructuring allows divisions with similar business models to be aligned and in some instances combined. By aligning complementary go-to-market strategies, we expect to improve technology deployment and provide more comprehensive customer solutions while lowering our cost structure. Restructuring charges of $17 million to $22 million are expected to be incurred through the implementation of the two-segment structure and related footprint rationalization over the next two fiscal years. The cost savings associated with our actions should begin in Q3 2019, with anticipated benefits in the range of $15 million to $20 million on an annualized basis once fully implemented. We remain committed to the industrial, municipal and aquatics markets and believe that this new structure will position us for improved long-term growth and profitability.”
The Company plans to file a Current Report on Form 8-K following the filing of its Annual Report on Form 10-K for the fiscal year-ended September 30, 2018 reporting three fiscal years of the two-segment historical quarterly revenue and adjusted EBITDA results. Beginning with the first quarter of fiscal 2019 the Company will only be reporting two-segment results.

Fourth Quarter and Full-year 2018 Conference Call
The above results are preliminary and based solely on information available to us as of the date hereof, and remain subject to year-end closing processes and the completion of the audit of our annual consolidated financial statements by our independent public accounting firm. Evoqua plans to report fiscal 2018 results on November 27, 2018 and conduct a teleconference at 10:00 a.m. E.T.
The information to join the Evoqua earnings conference call is below:
US Participant Dial-in:             (866) 690-2108
International Participant Dial-in:        (918) 398-8081
Conference ID:              2389686

This call will be recorded.
US Replay:                 (800) 585-8367
International Replay:             (404) 537-3406

Replay available:     Beginning 1:00 p.m. E.T. on November 27 until
11:30 p.m. E.T. on December 11, 2018

Conference ID:         2389686
The live audio webcast and presentation slides for the call will be accessible via Evoqua's Investor Relations website, http://aqua.evoqua.com/.  The link to the webcast replay as well as the presentation slides will also be posted on Evoqua's Investor Relations website.
About Evoqua Water Technologies
Evoqua Water Technologies is a leading provider of mission critical water treatment solutions, offering services, systems and technologies to support its customers’ full water lifecycle needs. Evoqua Water Technologies has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, Evoqua operates 160 locations in eight countries and, with over 200,000 installations and 87 service branches, holds leading positions in the North American industrial, commercial and municipal water treatment markets, serving more than 38,000 customers worldwide.
Non-GAAP Financial Measures
We use the non-GAAP financial measure “Adjusted EBITDA” in evaluating our past performance and future prospects. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, purchase accounting adjustment costs, non-cash stock based compensation, sponsor fees, transaction costs and other gains, losses and expenses.
Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance as follows:

•
to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;

•	in our management incentive compensation which is based in part on components of Adjusted EBITDA;

•	in certain calculations under our senior secured credit facilities, which use components of Adjusted EBITDA.

•	to evaluate the effectiveness of our business strategies;

•	to make budgeting decisions; and

•	to compare our performance against that of other peer companies using similar measures.
You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
The following information as of and for the three months and the fiscal year ended September 30, 2018 sets forth the low and high ends of the ranges of our preliminary estimated financial results. Each of the line items below represents our preliminary estimated unaudited financial results which remain subject to the completion of management's and our audit committee's final review and our other financial closing procedures, as well as the completion of the audit of our annual consolidated financial statements. During the course of the preparation of the consolidated financial statements and related notes, additional information may cause a change in, or require material adjustments to, certain accounting estimates and other financial information, which would impact net income and Adjusted EBITDA.
The following is a reconciliation of our preliminary net income (loss) to Adjusted EBITDA (unaudited, amounts in millions):

	Three Months Ended September 30			Year Ended September 30
	2017	2018		2017	2018
		Low	High		Low	High

Net income (loss)	$13.0	$(2.2)	(1.3)	$6.4	$8.8	$9.7
Interest expense	16.3	17.0	17.5	55.4	57.0	58.0
Income tax expense (benefit)	7.1	0.3	0.8	7.4	(0.3)	(2.0)
Operating profit	36.4	15.1	17.0	69.2	65.5	65.7
Depreciation and amortization	22.1	23.0	24.1	77.9	85.0	86.5

EBITDA	58.5	38.1	41.1	147.1	150.5	152.2
Restructuring and related business transformation costs (a)	14.9	8.8	9.1	51.3	32.8	34.5
Purchase accounting adjustment costs (b)	—	—	—	0.2	—	—
Share-based compensation (c)	0.6	4.4	4.6	2.3	15.5	16.0
Sponsor fees (d)	1.1	—	—	4.2	0.3	0.3
Transaction costs (e)	1.7	1.6	1.6	7.3	7.5	7.7
Other (gains), losses and expenses (f)	(5.4)	5.1	5.6	(4.8)	6.4	6.3
Adjusted EBITDA	$71.4	$58.0	$62.0	$207.6	$213.0	$217.0

(a)	Represents:

(i)
costs and expenses in connection with various restructuring initiatives since our acquisition, through our wholly-owned entities, EWT Holdings II Corp. and EWT Holdings III Corp., of all of the outstanding shares of Siemens Water Technologies, a group of legal entity businesses formerly owned by Siemens Aktiengesellschaft, on January 15, 2014 (the “AEA Acquisition”), including severance costs, relocation costs, recruiting expenses, write-offs of inventory and fixed assets and third-party consultant costs to assist with these initiatives (includes (A) $0.9 million for the three months ended September 30, 2017, $20.1 million in fiscal 2017, and approximately $0.3 million in fiscal 2018, related to our voluntary separation plan pursuant to which approximately 220 employees accepted separation packages, and (B) $6.7 million for the three months ended September 30, 2017, a range of $1.7 million to $1.8 million in the three months ended September 30, 2018, $13.2 million in fiscal 2017, and a range of $8.5 million to $9.0 million in fiscal 2018, related to various other initiatives implemented to restructure and reorganize our business as a standalone business with an appropriate management team and cost structure);

(ii)
legal settlement costs and intellectual property related fees associated with legacy matters prior to the AEA Acquisition, including fees and settlement costs related to product warranty litigation on MEMCOR products and certain discontinued products ($0.7 million for the three months ended September 30, 2017, a range of $2.2 million to $2.3 million in the three months ended September 30, 2018, $2.5 million in fiscal 2017, and approximately $4.3 million in fiscal 2018);

(iii)
expenses associated with our information technology and functional infrastructure transformation following the AEA Acquisition, including activities to optimize information technology systems and functional infrastructure processes for a standalone business ($2.6 million for the three months ended September 30, 2017, a range of $4.7 million to $4.8 million in the three months ended September 30, 2018, $7.3 million in fiscal 2017, and a range of $14.1 million to $15.1 million in fiscal 2018); and

(iv)
costs incurred by us in connection with our initial public offering and secondary offering, including consultant costs and public company compliance costs ($4.0 million for the three months ended September 30, 2017, $0.2 million in the three months ended September 30, 2018, $8.3 million in fiscal 2017, and a range of $5.6 million to $5.8 million in fiscal 2018).

(b)	Represents adjustments for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of the acquisition of Magneto.

(c)
Represents non-cash stock-based compensation expenses related to option awards. See Note 15 to our audited consolidated financial statements to be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for further detail.

(d)
Represents management fees paid to AEA pursuant to the management agreement. Pursuant to the management agreement, AEA provided advisory and consulting services to us in connection with the AEA Acquisition, including investment banking, due diligence, financial advisory and valuation services. AEA also provided ongoing advisory and consulting services (similar in nature to the services provided in connection with the AEA Acquisition) to us pursuant to the management agreement. In connection with our initial public offering, the management agreement was terminated effective November 6, 2017. See "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A and Note 18 to our audited financial statements to be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for further detail.

(e)
Represents expenses associated with acquisition and divestiture-related activities and post-acquisition integration costs and accounting, tax, consulting, legal and other fees and expenses associated with certain acquisition transactions ($1.7 million in the three months ended September 30, 2017, approximately $1.6 million in the three months ended September 30, 2018, $7.3 million in fiscal 2017, and a range of $7.5 million to $7.7 million in fiscal 2018).

(f)	Represents:

(i)
impact of foreign exchange gains and losses ($5.8 million gain in the three months ended September 30, 2017, a range of $0.7 million to $0.8 million loss in the three months ended September 30, 2018, $7.9 million gain in fiscal 2017, and a range of $5.8 million to $6.0 million loss in fiscal 2018);

(ii)
foreign exchange impact related to headquarter allocations ($0.1 million loss in the three months ended September 30, 2017, $1.2 million loss in fiscal 2017, and a range of $0.2 million to $0.3 million gain in fiscal 2018);

(iii)
expenses of maintaining as well as gain on sale related to non-operational business locations ($0.2 million expense in the three months ended September 30, 2017, a range of $0.2 million gain to $0.3 million gain in the three months ended September 30, 2018, $2.0 million expense in fiscal 2017, and approximately $0.7 million expense in fiscal 2018);

(iv)
expenses incurred by the Company related to the remediation of manufacturing defects caused by a third party vendor for which the Company is seeking restitution (a range of $2.1 million to $2.3 million in the three months ended September 30, 2018, and a range of $3.8 million to $4.0 million in fiscal 2018);

(v)
expenses and gain on the sale of assets related to the disposition of land at our Windsor, Australia location, ($0.2 million expense in the three months ended September 30, 2018 and a range of $6.0 million gain to $6.8 million gain in fiscal year 2018); and

(vi)
expenses associated with the disposal of inventory as part of the migration of an operational business unit to a new enterprise resource planning (ERP) system (a range of $2.3 million to $2.7 million in the three months and fiscal year ended September 30, 2018).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, general global economic and business conditions; our ability to execute projects in a timely manner; our ability to accurately predict the timing of contract awards; material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies; our ability to achieve the expected benefits of our restructuring actions and restructuring our business into two segments; our ability to compete successfully in our markets; our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins; our ability to implement our growth strategy, including acquisitions and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; risks associated with product defects and unanticipated or improper use of our products; the potential for us to incur liabilities to customers as a result of warranty claims of failure to meet performance guarantees; our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases; litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects; seasonality of sales and weather conditions; risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers; the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion; risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith; risks associated with international sales and operations, including our operations in China; our ability to adequately protect our intellectual property from third-party infringement; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to our substantial indebtedness; our need for a significant amount of cash, which depends on many factors beyond our control; AEA’s influence over us; and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC December 4, 2017, in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, and in other periodic reports we file with the SEC. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expected preliminary results for full year and fourth quarter of fiscal 2018, statements regarding our two-segment restructuring actions and expected restructuring charges and cost savings for fiscal 2019 and beyond. Additionally, any forward-looking statements made in this press release speak only as of the date of this release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contact Info
Evoqua Water Technologies Corp.
Media
Lisa Marchewka, 978-614-7219 (office)
communciations@evoqua.com
or
Investors
Dan Brailer, 724-720-1605 (office)
412-977-2605 (mobile)
dan.brailer@evoqua.com